Exhibit 10.8c

WARRANT SUBSCRIPTION AGREEMENT

This WARRANT SUBSCRIPTION AGREEMENT, dated as of June 6, 2011 (this “Agreement”), is made and entered into by and between Grassmere Acquisition Corporation, a Delaware corporation (the “Company”) and the individual whose name is set forth on the signature page hereof (the “Purchaser”).

WHEREAS, the Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (a “Share”), and one warrant to purchase one Share at an exercise price of $11.50 per Share; and

WHEREAS, in connection with the Public Offering, the Purchaser wishes to subscribe for and purchase, in a private placement, the number of warrants set forth on Exhibit A hereto (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, and the Company wishes to accept the subscription for and sell the Private Placement Warrants to the Purchaser, on the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Subscription for and Purchase of Private Placement Warrants.

(a)           Subscription for and Purchase of the Warrants. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, simultaneous with the execution hereof, the Purchaser subscribes for and shall purchase from the Company, and the Company accepts the subscription for and shall sell and deliver to the Purchaser, the number of Private Placement Warrants set forth opposite its name on Exhibit A hereto, in consideration of the payment of the Purchase Price noted herein.

(b)           Terms of the Private Placement Warrants.  As shall be set forth in the Warrant Agreement to be entered into with a mutually agreeable warrant agent on or prior to the closing of the Public Offering (the “Warrant Agreement”), each Private Placement Warrant shall be substantially identical to the warrants included in the units offered in the Public Offering except the Private Placement Warrants will be non-redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees) and will be exercisable on a “cashless” basis if held by the initial holder thereof (or any of its permitted transferees).

(c)           Purchase Price.  As payment in full for the Private Placement Warrants being purchased under this Agreement and against delivery of the certificates therefor, the Purchaser shall pay to the Company $0.75 per warrant for a total purchase price set forth on Exhibit A hereto (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company.

(d)           Closing. The closing of the purchase and sale of the Private Placement Warrants (the “Closing”) shall be held on the date that is one business day prior to the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (“Closing Date”) at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173, or such other place as may be agreed upon by the parties hereto. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(e)            Purchaser Deliveries. At the Closing, the Purchaser shall deliver to the Company the Purchase Price for the Private Placement Warrants being purchased by the Purchaser.

(f)           Company Deliveries. At the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after Closing, the Company shall deliver to the Purchaser the certificates representing the Private Placement Warrants.

(g)           Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

(h)            Restrictions on Transfer.  In connection with the Public Offering, the Purchaser and the Company will enter into a letter agreement with respect to certain restrictions on transfer of the Private Placement Warrants and the Shares issuable upon exercise of the Private Placement Warrants (collective, the “Securities”).

(i)            Legends.  Each certificate evidencing the Private Placement Warrants and each certificate issued in exchange for or upon the transfer of any Private Placement Warrants shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER OF THE SECURITIES  COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(j)           Registration Rights Agreement.  In connection with the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Securities.

2.           Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

(a)           Organization and Good Standing. If the Purchaser is an entity, the Purchaser is duly organized, validly existing, and in good standing under the laws of the State of its organization.

(b)           Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If the Purchaser is an entity, the Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser.

(c)           Investment Representations.

(i)           The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(ii)          The Purchaser has received, has thoroughly read, is familiar with and understands the contents of this Agreement and the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission for the Public Offering.

(iii)         The Purchaser hereby acknowledges that an investment in the Securities involves certain significant risks. The Purchaser acknowledges that there is a substantial risk that the Purchaser will lose all or a portion of the Purchaser's investment and that the Purchaser is financially capable of bearing the risk of such investment for an indefinite period of time. The Purchaser has no need for liquidity in the Purchaser's investment in the Securities for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Purchaser understands that there presently is no public market for the Securities and none is anticipated to develop in the foreseeable future. The Purchaser’s present financial condition is such that the Purchaser is under no present or contemplated future need to dispose of any portion of the Securities subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth and the investment in the Company will not cause such overall commitment to become excessive.

(iv)        The Purchaser acknowledges that the Securities have not been and will not be registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Purchaser’s representations and warranties set forth herein. The Purchaser acknowledges and hereby agrees that the Securities will not be transferable under any circumstances unless the Purchaser either procures registration of the Securities in accordance with federal and state securities laws or finds and complies with an available exemption under such laws. Accordingly, the Purchaser hereby acknowledges that there can be no assurance that the Purchaser will be able to liquidate its investment in the Company.

(v)         There are substantial risk factors pertaining to an investment in the Company. The Purchaser acknowledges that the Purchaser has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and the Purchaser is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(vi)        The Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Purchaser in evaluating the advisability of the purchase of the Securities and an investment in the Company. The Purchaser further represents and warrants that, prior to signing this Agreement, the Purchaser has asked such questions, received such answers and obtained such information as the Purchaser has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Securities and an investment in the Company. The Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(vii)       The Purchaser understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a)           Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)           Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Private Placement Warrant, when issued, will constitute the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and the Private Placement Warrants and to perform its obligations hereunder and thereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement and the Private Placement Warrants, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed, and delivered by the Company.

 (c)           No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement or the Private Placement Warrants by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby and thereby, will: (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (collectively, “Law”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any governmental authority or arbitrator (collectively, “Order”), (C) contract or agreement, (D) permit, license, certificate, waiver, notice or similar authorization (collectively, “Permit”) to which the Company is a party or by which it is bound or any of its assets are subject, or (E) any provision of the Company’s organizational documents as in effect on the Closing Date, (ii) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (iii) require any consent, approval, notification, waiver, or other similar action under any contract or agreement or organizational document to which the Company is a party or by which it is bound; or (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Securities and Exchange Commission and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Securities.

(d)           Authorization and Issuance of the Shares. The Shares issuable upon exercise of the Private Placement Warrants have been duly authorized and, when issued in accordance with the Private Placement Warrants, such Shares will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

4.          Conditions of the Purchaser’s Obligations.  The obligation of the Purchaser to purchase and pay for the Private Placement Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

(b)           Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

(c)           No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

(d)           Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser.

5.           Conditions of the Company’s Obligations.  The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Purchaser contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

(b)           Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

(c)           Corporate Consents.  The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

(d)           No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

(e)           Warrant Agreement.  The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

6.           Termination. This Agreement may be terminated at any time after September 30, 2011, upon the election by either the Company or Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

7.           General Provisions.

(a)           Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing Date.

(b)           Entire Agreement.  This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all other prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(c)           Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

 (d)           Assignments. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party other than assignments by the Purchaser, in whole or in part, to affiliates thereof (including, without limitation, in the case of an entity, one or more of its shareholders or members) and to directors of the Company. Any purported assignment in violation of this Section 7(d) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

(e)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f)            Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g)           Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(h)           Waiver of Jury Trial.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(i)            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

(j)            Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(k)           Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(l)            Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(m)          Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GRASSMERE ACQUISITION CORPORATION

By:	/s/ Peter C. Brown
Name: Peter C. Brown
Title: Chairman

THE PURCHASER:

/s/ Robert J. Druten
Robert J. Druten

Exhibit A

Purchaser	Number of Warrants	Purchase Price
Robert J. Druten	166,666	124,999.50